UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2016 (May 25, 2016)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place
Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

NASDAQ Deficiency — Minimum Bid Price

On February 12, 2016, we received a letter from the Listing Qualifications staff of The NASDAQ Stock Market LLC, or NASDAQ, indicating that we no longer meet the requirement to maintain a minimum bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). We have been provided a period of 180 calendar days, or until August 10, 2016, to regain compliance, which requires that the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period. If we do not regain compliance within this 180-day period, we may be eligible to seek an additional compliance period of 180 calendar days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the bid price requirement, if we provide written notice to NASDAQ of our intent to cure the deficiency during this second compliance period.

Our Board of Directors approved a one-for-five reverse stock split of all issued and outstanding shares of our common stock, which reverse stock split was submitted to and approved by the requisite vote of our stockholders at our annual meeting of stockholders held on May 25, 2016.  Our Board of Directors is evaluating if and when to implement the reverse stock split to cure the closing bid price deficiency.

NASDAQ Deficiency — Minimum Stockholders’ Equity

On April 1, 2016, we received a second letter from the Listing Qualifications staff of NASDAQ indicating that, based upon our stockholders’ equity as reported in our Annual Report on Form 10-K for the year ended December 31, 2015, we no longer meet the requirement to maintain a minimum stockholders’ equity of $2,500,000, as set forth in NASDAQ Listing Rule 5550(b)(1), and that we did not meet the other alternative tests of market value of listed securities or net income from continued operations under Listing Rule 5550(b). The second notification letter provided us until May 16, 2016 to submit to NASDAQ a plan to regain compliance with the stockholders’ equity continued listing standard. We submitted a compliance plan to NASDAQ, requesting an extension until September 15, 2016 to successfully complete our plan and demonstrate compliance with the rule.

On May 27, 2016, NASDAQ granted us an extension of time to regain compliance with the minimum stockholders’ equity rule.  Pursuant to the extension, (i) on or before June 30, 2016, we must enter into certain definitive agreements that we identified in our plan of compliance, the consummation of which will cure the deficiency, and (ii) on or before September 15, 2016, we must consummate the transactions contemplated by the definitive agreements and demonstrate compliance with the minimum stockholders’ equity rule.  There can be no assurance that we will be able to satisfy the terms of NASDAQ’s extension of time to regain compliance with the minimum stockholders’ equity rule.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On May 31, 2016, David Shea resigned as Chief Financial Officer, Treasurer and Corporate Secretary of Clean Diesel Technologies, Inc.  We entered into a Separation Agreement and Release with Mr. Shea setting forth the terms and conditions of his separation from service with us, which agreement will become effective on June 8, 2016 unless earlier revoked by Mr. Shea.

The separation agreement provides that Mr. Shea will release us and certain other parties from all claims, causes of action and demands arising on or prior to May 31, 2016, and that we will pay Mr. Shea cash severance in the amount of $72,916.67, consisting of five months of his current base salary, which severance is payable in bi-weekly installments over a five month period commencing in July 2016.  In addition, Mr. Shea agreed to consult with us for one month to assist in the transition of his duties to our new chief financial officer for a monthly fee of $14,583.33.

Mr. Shea affirmed in the separation agreement that he will abide by confidentiality and non-disparagement covenants entered into with us, and that he will continue to cooperate with us in any litigation or similar proceedings relating to his service with Clean Diesel Technologies, Inc.

A copy of the separation agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of new Chief Financial Officer

Effective June 1, 2016, Tracy A. Kern, age 48, was appointed Chief Financial Officer and Corporate Secretary of Clean Diesel Technologies, Inc.

Ms. Kern has over 15 years of business experience in public accounting. Ms. Kern most recently served as Chief Financial Officer of Interlink Electronics, Inc. (NASDAQ: LINK), a provider of force-sensing technologies, from June 2015 to May 27, 2016. From July 2008 until April 2015, Ms. Kern was Corporate Controller of Vitesse Semiconductor Corporation (NASDAQ:VTSS), a global provider of high performance integrated circuit solutions for carrier, enterprise and internet-of-things networks. Prior to Vitesse, from January 2003 to June 2008, Ms. Kern was the Chief Financial Officer for Chad Therapeutics, a publicly traded medical device manufacturing company headquartered in Chatsworth, California. Ms. Kern also was a manager at the public accounting firm KPMG, and is a Certified Public Accountant. She holds a Bachelor of Science degree in Accounting from California Lutheran University.

In connection with her appointment, we entered into an employment agreement with Ms. Kern, pursuant to which we will pay Ms. Kern an annual base salary of $200,000. Additionally, Ms. Kern will be eligible to receive an annual bonus based on our achievement of financial objectives established by our board as well as agreed upon personal objectives. The annual bonus target will be 50% of base salary.  Ms. Kern will receive a grant of 50,000 stock options, with 50% of these options vesting on November 30, 2016, and 50% vesting on May 31, 2017.  In the event Ms. Kern’s employment is terminated without cause or Ms. Kern resigns for good reason, in exchange for a release of claims, she will receive the following severance payments:

•                  six months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of six months following termination;

•                  the prorated portion (based on the number of full months of employment during the year of termination) of Ms. Kern’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K; and

•                  if such termination of employment occurs concurrent with or subsequent to a change in control of our company, immediate vesting of all of Ms. Kern’s unvested stock options.

If Ms. Kern’s employment is terminated due to her disability, in exchange for a release of claims, she will receive the following severance payments:

•                  three months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of three months following termination;

•                  the prorated portion (based on the number of full months of employment during the year of termination) of Ms. Kern’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K.

The foregoing description of Ms. Kern’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement. A copy of the employment agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no understandings or arrangements between Ms. Kern and any other person pursuant to which Ms. Kern was selected as Chief Financial Officer. Ms. Kern does not have any family relationship with any director, executive officer or person nominated or chosen by our board of directors to become an executive officer.

Amendment to CEO Employment Agreement

We are party to an employment agreement with Matthew Beale, dated October 22, 2015, as amended to date, pursuant to which Mr. Beale serves as our Chief Executive Officer.  On June 1, 2016, we and Mr. Beale amended his employment agreement to reduce from twelve months to six months the period during which Mr. Beale is entitled to severance benefits following termination of Mr. Beale’s employment without cause or for good reason, and to reduce from six months to three months the period during which Mr. Beale is entitled to severance benefits following termination due to Mr. Beale’s disability.

After giving effect to the amendment, in the event Mr. Beale employment is terminated without cause or Mr. Beale resigns for good reason, in exchange for a release of claims, he will receive the following severance payments:

•                  six months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of six months following termination;

•                  the prorated portion (based on the number of full months of employment during the year of termination) of Mr. Beale’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K; and

•                  if such termination of employment occurs concurrent with or subsequent to a change in control of our company, immediate vesting of all of Mr. Beale’s unvested stock options.

After giving effect to the amendment, if Mr. Beale’s employment is terminated due to his disability, in exchange for a release of claims, he will receive the following severance payments:

•                  three months’ base salary, payable in installments in accordance with our regular payroll practices;

•                  continued medical, dental and vision coverage under our group health plan for a period of three months following termination;

•                  the prorated portion (based on the number of full months of employment during the year of termination) of Mr. Beale’s annual bonus for the year in which the termination occurs calculated and payable pursuant to the terms of the applicable bonus program in effect as determined by the Board, paid no later than 45 days from the date on which audited financial statements covering such calendar year are filed on Form 10-K.

The foregoing description of the amendment to Mr. Beale’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment. A copy of the amendment to Mr. Beale’s employment agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Separation Agreement and Release, dated as of May 31, 2016, between Clean Diesel Technologies, Inc. and David Shea.

10.2                        Employment Agreement, dated as of May 25, 2016, between Clean Diesel Technologies, Inc. and Tracy Kern.

10.3                        Addendum to Employment Agreement, dated June 1, 2016, between Clean Diesel Technologies, Inc. and Matthew Beale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	CLEAN DIESEL TECHNOLOGIES, INC.

	By:	/s/ Matthew Beale
Matthew Beale
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement and Release, dated as of May 31, 2016, between Clean Diesel Technologies, Inc. and David Shea.

10.2	Employment Agreement, dated as of May 25, 2016, between Clean Diesel Technologies, Inc. and Tracy Kern.

10.3	Addendum to Employment Agreement, dated June 1, 2016, between Clean Diesel Technologies, Inc. and Matthew Beale.